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                                                                  EXHIBIT 10.214


                               FOURTH AMENDMENT TO
                   ACQUISITION AND CONSTRUCTION LOAN AGREEMENT



             THIS FOURTH AMENDMENT TO ACQUISITION AND CONSTRUCTION LOAN AGREEMENT (the "Third Amendment") is made as of the 7th day of September, 2000 by and between Heller Financial, Inc., a Delaware corporation ("Lender") whose address is 500 West Monroe Street, Chicago, Illinois 60661 and Preferred Equities Corporation, a Nevada corporation ("Borrower") whose address is 4310 Paradise Road, Las Vegas, Nevada 89109.

             WHEREAS, the parties entered into that certain Acquisition and Construction Loan Agreement dated March 27, 1996, as amended by that certain Amendment to Acquisition and Construction Loan Agreement dated December 23, 1997, that certain Second Amendment to Acquisition and Construction Loan Agreement dated July 7, 1998, and that certain Third Amendment to Acquisition and Construction Loan Agreement dated December 22, 1999 (collectively and as amended hereby, the "Agreement"); and

             WHEREAS, the parties desire to further amend the Agreement pursuant to the terms and conditions as set forth herein.

             NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties agree as follows:

             1. The Recitals set forth above are true and correct and incorporated herein by reference.

             2. Section 1.1 regarding Acquisition Commitment is hereby amended to provide that the term "Acquisition Commitment" shall be deemed to be increased hereby and include an additional One Million Dollars and No/100 ($1,000,000.00) which shall be hereafter referred to as the "Third Supplemental Acquisition Commitment" and shall be for the purpose of providing Borrower with additional working capital.

             3. Section 1.2 regarding Acquisition Note is hereby amended to add to the end thereof the phrase "together with any and all promissory notes given to evidence funds advanced pursuant to the Third Supplemental Acquisition Commitment, and shall also include any and all amendments, modifications and substitutions thereof, including, but not limited to, that certain Future Advance Acquisition Promissory Note No. 4 dated as of September 7, 2000, in the amount of One Million Dollars and No/100 ($1,000,000.00) which shall be replaced by that certain Amended, Restated and Consolidated Acquisition Promissory Note No. 3 which shall evidence the Third Supplemental Acquisition Commitment in the amount of One Million Dollars and No/100 ($1,000,000.00) plus the outstanding balance of that certain Amended and Restated Acquisition



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Promissory Note No. 2 dated February 1, 2000 in the original principal amount of
Three Million Five Hundred Twenty-Eight Thousand One Hundred Sixty Dollars ($3,528,160.00)."

             4. Section 1.21, Events of Default, is hereby amended to add the following:

                    (p) Failure of the Borrower to maintain the Ratio of Indebtedness to Tangible Net Worth at or below 4.0:1.0.

             5. Section 1.35, Interval Release Payment, is deleted in its entirety and replaced with the following:

        1.35 Interval Release Payment. The term "Interval Release Payment" shall mean mandatory payments in the amount of Two Thousand Six Hundred Dollars and No/100 ($2,600.00) upon the sale of each Interval Unit, to be applied in the following manner: (i) Two Thousand One Hundred Dollars and No/100 ($2,100.00) per Interval Unit to be applied first to interest due and payable and then to the principal balance outstanding from time to time under the Acquisition Commitment, (ii) Five Hundred Dollars and No/100 ($500.00) per Interval Unit to be applied first to interest due and payable and then to the principal balance outstanding from time to time under the Renovation Commitment, and (iii) in the event that no interest is due or principal balance is outstanding under either (i) or
        (ii) above, then the entire Interval Release Payment shall be applied to the interest due and payable and then to the principal balance outstanding under the remaining Commitment. The sale of such Interval Units may be by (i) direct cash payment to Borrower, or (ii) installment purchase financed by Borrower or third parties. Upon the making of these Interval Release Payments and the Interval Incentive Fee and provided Borrower is not in default hereunder, Lender shall release such Interval Unit from the Mortgage.

             6. Section 1.38 regarding Loan is deleted in its entirety and replaced by the following:

             The term "Loan" shall mean the loan by Lender to Borrower, in the maximum amount of the Acquisition and Renovation Commitment, not to exceed, in the aggregate, the advance of (a) the lesser of Eight Million Eight Hundred Five Thousand Dollars and No/100 ($8,805,000.00) or 90% of the costs of acquisition of the Property plus (b) 100% of the costs of labor, materials, and services supplied for the construction of the Improvements and all other expenses incident to construction of the Property, as to each item only to the extent specified in the Approved Budget which amount shall not exceed a total of Four Million Five Hundred Twenty-Three Thousand Dollars and No/100 ($4,523,000.00) over the term of the Loan and shall not exceed the amount of Two Million Five Hundred Thousand Dollars and No/100 ($2,500,000.00) outstanding at any one time.



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             7. Section 1.39 regarding Loan Commitment is deleted in its entirety and replaced by the following:

             The term "Loan Commitment" shall mean a maximum of Thirteen Million Three Hundred Twenty-Eight Thousand Dollars and No/100 ($13,328,000.00), which is the maximum amount of Advances of the Loan which Lender may be obligated to make under this Loan Agreement, and is comprised of the Acquisition Commitment and the Renovation Commitment.

             8. Section 1.42 regarding Net Worth is deleted in its entirety and replaced by the following:

             The term "Net Worth" shall mean consolidated tangible net worth in the amount of Twenty-Five Million Dollars and No/100 ($25,000,000.00) and, upon delivery of Borrower's audited financial statements for each year commencing with fiscal year 2000, the amount of Twenty-Five Million Dollars and No/100 ($25,000,000.00) plus sixty percent (60%) of Borrower's aggregate net income for the most recently reported fiscal year, as determined on an accrual basis, including provision for all income taxes (current and deferred) in accordance with GAAP without taking into consideration any sums due Borrower from Guarantor.

             9. Article 1, Definitions, is amended to include the following:

             The term "Ratio of Indebtedness to Tangible Net Worth" shall mean the ratio of (a) Borrower's current and long-term notes payable, determined in accordance with GAAP to (b) Borrower's Net Worth.

             10. Section 1.51 regarding Title Insurance is hereby amended to provide for a title insurance policy in the amount of Fourteen Million Three Hundred Five Thousand and No/100 Dollars ($14,305,000.00).

             11. Section 2.1 regarding Commitment of Lender is hereby amended to provide that the term of the of the Acquisition Loan shall be until June 30, 2002.



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             12. Section 4.1(b) regarding Mandatory Payments is hereby deleted and replaced with the following:

        So long as there is any indebtedness outstanding under the Acquisition Note or the Renovation Note, if during the period of the Loan Agreement ending on the following dates ("Ending Dates"), the outstanding principal balance of the Loan evidenced by such notes exceeds the following amounts ("Maximum Principal Balance"), the Borrower shall pay the amount of such excess immediately to Lender:

Ending Dates                                Maximum Principal Balance
------------                                -------------------------
November 30, 2000                                  $3,360,761.00
February 28, 2001                                  $2,814,761.00
May 31, 2001                                       $2,268,761.00
August 31, 2001                                    $1,722,761.00
November 30, 2001                                  $1,176,761.00
February 28, 2002                                  $  630,761.00
May 31, 2002                                       $   84,761.00
June 30, 2002                                      $        0.00.


             13. Section 6.16 regarding Commitment Fee is hereby amended by adding the following thereto:

             Borrower has agreed to pay Lender a commitment fee in the amount of one percentage point in connection with the Third Supplemental Acquisition Commitment, in accordance with which the amount of Ten Thousand Dollars and No/100 ($10,000.00) shall be withheld by Lender from disbursement of the Third Supplemental Acquisition Commitment.

             14. In connection with this Amendment, Borrower hereby certifies that (a) all Borrower's representations, warranties, covenants and agreements contained in the Agreement are true and correct and in full force and effect as of the date hereof with the exception that (i) the Financial Statements referenced in Section 3.3 of the Agreement are true, correct and complete as reflected in the quarterly financial report dated May 31, 2000, and the monthly financial report dated June 30, 2000, and (ii) there are no material adverse changes to the information reflected in the disclosure of litigation matters concerning PEC and dated October 6, 1999, (b) as of the date hereof there are no Events of Default thereunder, and (c) all of the Loan Instruments as defined therein are in full force and effect.

             15. Except as modified by this Amendment, all other terms and conditions of the Agreement and other Loan Instruments shall remain in full force and effect. Should Borrower



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currently be in default under the Agreement, which default would not have existed if this Amendment were effective, such default is hereby waived.

             16. As consideration for, and as a mutual inducement to Lender entering into this Amendment, Borrower hereby waives and releases any and all setoffs, counterclaims and defenses it has of the date hereof with respect to the Loans and performance by Lender under the Loan Instruments, and hereby acknowledges that Lender has fully performed all of its obligations and is not in default under the Loan Instruments. Execution of this Amendment shall not be deemed to constitute a waiver or release by Lender of any its rights or remedies under the Loan Instruments.

             IN WITNESS whereof the parties have executed this Agreement as of the date above.


PREFERRED EQUITIES CORPORATION,             HELLER FINANCIAL, INC., a
a Nevada corporation                        Delaware corporation


By: /s/ CHARLES G. BALTUSKONIS              By:
-------------------------------             ---------------------------

CHARLES G. BALTUSKONIS
-------------------------------             ---------------------------
Print Name                                  Print Name

Its: VP/CAO                                 Its:
    ---------------------------                 -----------------------






                                       APPROVED BY GUARANTOR:

                                       MEGO FINANCIAL CORP., a
                                       New York corporation

                                       By: /s/ CHARLES G. BALTUSKONIS
                                          -----------------------------------

                                       CHARLES G. BALTUSKONIS
                                       --------------------------------------
                                       Print Name


                                       Its: VP/CAO
                                           ----------------------------------



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